Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jason Fredette, Director, Investor Relations
(617) 796-8320

Select Income REIT Announces Third Quarter Results

Normalized FFO of $0.66 Per Share

Same Property Cash NOI Increases 3.3%

Newton, MA (October 27, 2014): Select Income REIT (NYSE: SIR) today announced financial results for the quarter and nine months ended September 30, 2014.

David Blackman, President and Chief Operating Officer of SIR, made the following statement:

“Select Income REIT generated meaningful year over year improvements in its operations during the third quarter of 2014, including increases in same property occupancy and cash net operating income, while also benefiting from its recent property acquisitions.  In addition, SIR entered into a definitive merger agreement to acquire Cole Corporate Income Trust (CCIT), positioning SIR to become the premier single tenant, net lease office and industrial REIT. CCIT’s strategy and focus have closely mirrored our own, and we believe that the addition of CCIT’s portfolio will enable us to improve SIR’s portfolio metrics.”

Results for the Quarter Ended September 30, 2014:

Normalized funds from operations, or Normalized FFO, for the quarter ended September 30, 2014 were $39.3 million, or $0.66 per share, compared to Normalized FFO for the quarter ended September 30, 2013 of $33.1 million, or $0.67 per share. Net income was $23.7 million, or $0.40 per share, for the quarter ended September 30, 2014, compared to $23.6 million, or $0.47 per share, for the same quarter last year.  The declines in Normalized FFO per share and net income per share for the quarter ended September 30, 2014 primarily resulted from the increase in SIR’s weighted average number of common shares outstanding from 49.7 million for the quarter ended September 30, 2013 to 59.9 million for the quarter ended September 30, 2014, which was partially offset by increases in Normalized FFO and net income from recently acquired properties and positive leasing/rent resets at SIR’s Hawaii properties.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

A reconciliation of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to FFO and to Normalized FFO for the quarters ended September 30, 2014 and 2013 appears later in this press release.

Results for the Nine Months Ended September 30, 2014:

Normalized FFO, for the nine months ended September 30, 2014 were $114.9 million, or $2.10 per share, compared to Normalized FFO for the nine months ended September 30, 2013 of $93.5 million, or $2.19 per share. Net income was $79.0 million, or $1.44 per share, for the nine months ended September 30, 2014, compared to $69.0 million, or $1.61 per share, for the nine months ended September 30, 2013. The decline in Normalized FFO per share and net income per share for the nine months ended September 30, 2014 primarily resulted from the increase in SIR’s weighted average number of common shares outstanding from 42.8 million for the nine months ended September 30, 2013 to 54.7 million for the nine months ended September 30, 2014, which was partially offset by an increase in Normalized FFO and net income from recently acquired properties and positive leasing/rent resets at SIR’s Hawaii properties.

A reconciliation of net income determined in accordance with GAAP to FFO and to Normalized FFO for the nine months ended September 30, 2014 and 2013 appears later in this press release.

Leasing, Occupancy and Same Property Results:

SIR entered into lease renewals for approximately 349,000 square feet and new leases for 3,600 square feet during the quarter ended September 30, 2014, which resulted in combined weighted average rental rates that were approximately 7.5% lower than prior rents for the same space. The decline in weighted average rental rates primarily reflects a lease renewal at one of SIR’s mainland properties that reduced rent in exchange for an extended lease term and the elimination of future tenant improvement allowances. The weighted average lease term for leases entered into during the third quarter of 2014 was 10.5 years.  Commitments for tenant improvements, leasing commission costs and concessions for leases entered into during the quarter ended September 30, 2014 totaled approximately $26,000, or approximately $0.01 per square foot per year of the weighted average lease term.

During the quarter ended September 30, 2014, SIR also completed one rent reset at a property located in Hawaii for approximately 96,000 square feet of land at a reset rate that was approximately 19.5% higher than the prior rent rate.

As of September 30, 2014, 96.1% of SIR’s total rentable square feet was leased, compared to 95.6% leased as of September 30, 2013, and 96.1% leased as of June 30, 2014. Occupancy for properties owned continuously since July 1, 2013 increased to 95.8% at September 30, 2014 from 95.5% at September 30, 2013. Same property cash basis net operating income, or Cash Basis NOI, increased 3.3% during the three months ended September 30, 2014, largely as a result of rent resets and leasing activity in Hawaii since October 1, 2013. A reconciliation of net operating income, or NOI, and Cash Basis NOI to net income, determined according to GAAP, for the quarters ended September 30, 2014 and 2013 appears later in the press release.

Recent Investment Activities:

As previously announced in August 2014, SIR entered into a merger agreement to acquire all of the outstanding common stock of Cole Corporation Income Trust, Inc., or CCIT, for approximately $2.9 billion, based on the closing price of SIR common shares on October 7, 2014, excluding closing costs, payable in a combination of cash and SIR common shares plus the assumption of certain mortgage debt. Also in August 2014, SIR entered into an agreement to simultaneously sell certain properties acquired in the merger for approximately $539.0 million. Upon completion of these transactions in accordance with their terms, SIR will acquire 64 properties for a net purchase price of approximately $2.4 billion, excluding closing costs. The CCIT transaction is subject to approval by SIR’s shareholders and CCIT stockholders and other conditions and contingencies, and it is expected to close during the first quarter of 2015.

In October 2014, SIR entered an agreement to acquire an industrial property in Memphis, TN containing approximately 646,000 square feet for $14.5 million, excluding closing costs. The property is 100% leased for 8.5 years. This acquisition is subject to completion of diligence and other customary closing conditions, and SIR can provide no assurance the acquisition will close.

In September 2014, as a result of an eminent domain taking of an ancillary land parcel located at SIR’s Huntsville, AL property, SIR received approximately $127,000, excluding closing costs, resulting in a net gain of approximately $116,000.

Conference Call:

On Monday, October 27, 2014, at 1:00 p.m. Eastern Time, President and Chief Operating Officer, David Blackman, and Treasurer and Chief Financial Officer, John Popeo, will host a conference call to discuss SIR’s third quarter 2014 financial results.

The conference call telephone number is (800) 230-1074. Participants calling from outside the United States and Canada should dial (612) 234-9960. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Monday, November 3, 2014. To access the replay, dial (320) 365-3844. The replay pass code is 338975.

A live audio webcast of the conference call will also be available in a listen-only mode on the company’s website, which is located at www.sirreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website after the call. The transcription, recording and retransmission in any way of SIR’s third quarter conference call are strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s Third Quarter 2014 Supplemental Operating and Financial Data is available for download at SIR’s website, www.sirreit.com.  SIR’s website is not incorporated as part of this press release.

SIR is a real estate investment trust, or REIT, which owns and invests in properties that are primarily net leased to single tenants.  As of September 30, 2014, SIR owned 50 properties (280 buildings, leasable land parcels and easements) with a total of approximately 27.0 million square feet located in 21 states, including 11 properties (229 buildings, leasable land parcels and easements) with approximately 17.8 million square feet which are primarily leasable industrial and commercial lands located on the island of Oahu, HI.  SIR is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of NOI, FFO and Normalized FFO.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                 THIS PRESS RELEASE STATES THAT SIR EXPECTS TO RECEIVE CERTAIN BENEFITS FROM THE ACQUISITION OF CCIT, INCLUDING POSITIONING SIR AS THE PREMIER SINGLE TENANT, NET LEASE OFFICE AND INDUSTRIAL REIT AND IMPROVING SIR’S PORTFOLIO METRICS.  THE CLOSING OF THIS TRANSACTION IS SUBJECT TO CERTAIN CONDITIONS AND CONTINGENCIES, INCLUDING APPROVAL BY SIR’S SHAREHOLDERS AND CCIT’S STOCKHOLDERS.  SIR CAN PROVIDE NO ASSURANCE THAT THESE CONDITIONS AND CONTINGENCIES WILL BE SATISFIED, THAT THIS TRANSACTION WILL BE COMPLETED, THAT IT WILL NOT BE DELAYED, THAT ITS TERMS WILL NOT CHANGE OR, IF IT CLOSES, THAT SIR WILL, IN FACT, RECEIVE ANY BENEFITS FROM THE TRANSACTION.

•                 THIS PRESS RELEASE DESCRIBES A TRANSACTION BY WHICH SIR WILL SELL CERTAIN PROPERTIES ACQUIRED IN THE MERGER WITH CCIT. THIS SALE IS SUBJECT TO CERTAIN CONDITIONS AND CONTINGENCIES, INCLUDING THE COMPLETION OF THE MERGER WITH CCIT. ACCORDINGLY, SIR CAN PROVIDE NO ASSURANCE THAT THIS SALE WILL BE COMPLETED, THAT IT WILL NOT BE DELAYED OR THAT ITS TERMS WILL NOT CHANGE.

•                 THIS PRESS RELEASE STATES THAT SIR EXPECTS ITS ACQUISITION OF CCIT TO CLOSE DURING THE FIRST QUARTER OF 2015. AS NOTED ABOVE, THE MERGER TRANSACTION DESCRIBED IN THIS PRESS RELEASE WILL REQUIRE APPROVAL BY SIR’S SHAREHOLDERS AND CCIT’S STOCKHOLDERS. SUCH SHAREHOLDER AND STOCKHOLDER APPROVALS WILL BE SOLICITED BY A JOINT PROXY STATEMENT/PROSPECTUS, A PRELIMINARY FORM OF WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, ON OCTOBER 17, 2014, WHICH FORMS A PART OF THE REGISTRATION STATEMENT FOR SIR’S COMMON SHARES TO BE ISSUED IN THE MERGER THAT MUST BE DECLARED EFFECTIVE BY THE SEC. THE PROCESS OF PREPARING REGISTRATION STATEMENTS IS TIME CONSUMING AND THE TIME REQUIRED FOR SEC CLEARANCE IS BEYOND SIR’S CONTROL. ACCORDINGLY, SIR CAN PROVIDE NO ASSURANCE THAT ITS ACQUISITION OF CCIT WILL BE CLOSED DURING THE FIRST QUARTER OF 2015.

•                 THIS PRESS RELEASE STATES THAT SIR HAS ENTERED INTO AN AGREEMENT TO PURCHASE A PROPERTY FOR $14.5 MILLION, EXCLUDING CLOSING COSTS. THIS TRANSACTION IS SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS. THESE TERMS AND CONDITIONS MAY NOT BE MET. AS A RESULT, THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR THE PURCHASE PRICE AND OTHER TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SEC, INCLUDING UNDER “RISK FACTORS”, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SIR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SIR’S

FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed merger of CCIT with and into a subsidiary of SIR, on October 17, 2014, SIR filed with the SEC a Registration Statement on Form S-4 containing a preliminary Joint Proxy Statement/Prospectus. This Registration Statement has not yet been declared effective by the SEC. After the Registration Statement has been declared effective by the SEC, a definitive Joint Proxy Statement/Prospectus will be mailed to SIR’s shareholders and CCIT’s stockholders. INVESTORS ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED TRANSACTIONS. Investors will be able to obtain free copies of the definitive Joint Proxy Statement/Prospectus and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of SIR’s filings with the SEC from SIR’s website at www.sirreit.com and free copies of CCIT’s filings with the SEC from CCIT’s website at www.colecapital.com.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the proposed merger of CCIT with and into a subsidiary of SIR, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

SIR, its Trustees and certain of its executive officers, CCIT, its directors and certain of its executive officers and Reit Management & Research LLC, or RMR, SIR’s manager, and Cole Corporate Income Advisors, LLC, CCIT’s advisor, and certain of their respective directors, officers and employees may be deemed participants in the solicitation of proxies from SIR’s shareholders in respect of the approval of the issuance of SIR’s common shares in the proposed merger and from CCIT’s stockholders in respect of the approval of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of SIR’s shareholders and CCIT’s stockholders in connection with the proposed merger is set forth in the preliminary, and will be set forth in the definitive Joint Proxy Statement/Prospectus filed with the SEC. You can find information about SIR’s Trustees and executive officers in its Proxy Statement on Schedule 14A, dated April 7, 2014, which is filed with the SEC. You can find information about CCIT’s directors and executive officers in its Proxy Statement on Schedule 14A, dated April 8, 2014, which is filed with the SEC. These documents are available free of charge on the SEC’s website (www.sec.gov) and from SIR or CCIT, as applicable, using the web addresses referenced above.

Select Income REIT

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues:
Rental income	$48,523	$41,169	$142,051	$117,333
Tenant reimbursements and other income	8,177	7,415	24,234	21,057
Total revenues	56,700	48,584	166,285	138,390

Expenses:
Real estate taxes	5,645	5,020	16,580	14,805
Other operating expenses	4,637	4,267	13,666	11,367
Depreciation and amortization	10,653	8,485	30,442	22,445
Acquisition related costs	5,365	790	5,739	1,479
General and administrative	3,749	3,208	11,123	8,884
Total expenses	30,049	21,770	77,550	58,980

Operating income	26,651	26,814	88,735	79,410

Interest expense (including amortization of debt premiums and deferred financing fees of $378, $369, $1,182 and $1,090, respectively)	(3,033)	(3,232)	(10,025)	(10,484)
Gain on early extinguishment of debt	-	-	243	-
Income before income tax expense and equity in earnings of an investee	23,618	23,582	78,953	68,926
Income tax expense	(30)	(52)	(120)	(132)
Equity in earnings of an investee	38	64	59	219
Income before gain on sale of property	23,626	23,594	78,892	69,013
Gain on sale of property	116	-	116	-
Net income	$23,742	$23,594	$79,008	$69,013

Weighted average common shares outstanding	59,905	49,686	54,678	42,790

Net income per common share	$0.40	$0.47	$1.44	$1.61

Select Income REIT

Funds from Operations and Normalized Funds from Operations(1)

(amounts in thousands, except per share data)

(unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2014	2013	2014	2013

Net income		$23,742	$23,594	$79,008	$69,013
Plus:	depreciation and amortization	10,653	8,485	30,442	22,445
Less:	gain on sale of property	(116)	-	(116)	-
FFO		34,279	32,079	109,334	91,458
Plus:	acquisition related costs	5,365	790	5,739	1,479
Plus:	estimated business management incentive fees (2)	(347)	196	79	589
Less:	gain on early extinguishment of debt	-	-	(243)	-
Normalized FFO		$39,297	$33,065	$114,909	$93,526

Weighted average common shares outstanding		59,905	49,686	54,678	42,790

Per common share
	FFO	$0.57	$0.65	$2.00	$2.14
	Normalized FFO	$0.66	$0.67	$2.10	$2.19

(1)        SIR calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, less gain on sale of property, as well as certain other adjustments currently not applicable to SIR. SIR’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SIR excludes acquisition related costs, estimated business management incentive fees and gain on early extinguishment of debt.  SIR considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities. SIR believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s status as a REIT, limitations in SIR’s revolving credit facility agreement and term loan agreement, the availability of debt and equity capital, SIR’s expectation of its future capital requirements and operating performance, and SIR’s expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SIR does.

(2)        Amounts represent estimated incentive fees under SIR’s business management agreement payable in SIR’s common shares after the end of each calendar year calculated: (i) prior to 2014 based on increases in annual FFO per share (as defined), and (ii) beginning in 2014 based upon common share total return. In calculating net income in accordance with GAAP, SIR recognizes estimated business management incentive fee expense, if any, each quarter.  Although SIR recognizes this expense, if any, each quarter for purposes of calculating net income, SIR does not include these amounts in the calculation of Normalized FFO until the fourth quarter, which is when the actual expense amount for the year is determined. The amount recognized for the third quarter of 2014 reflects the reversal of incentive fees accrued as of June 30, 2014 due to changes in the common share total returns as of the applicable measurement dates. Adjustments were made to prior period amounts to conform to the current period Normalized FFO calculation.

Select Income REIT

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income(1)

(amounts in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Calculation of NOI and Cash Basis NOI:
Rental Income	$48,523	$41,169	$142,051	$117,333
Tenant reimbursements and other income	8,177	7,415	24,234	21,057
Real estate taxes	(5,645)	(5,020)	(16,580)	(14,805)
Other operating expenses	(4,637)	(4,267)	(13,666)	(11,367)
NOI	46,418	39,297	136,039	112,218
Non cash straight line rent adjustments included in rental income (1)	(4,700)	(4,107)	(12,757)	(9,763)
Lease value amortization included in rental income (1)	(60)	264	(137)	760
Cash Basis NOI	$41,658	$35,454	$123,145	$103,215

Reconciliation of Cash Basis NOI and NOI to Net Income:
Cash Basis NOI	$41,658	$35,454	$123,145	$103,215
Non cash straight line rent adjustments included in rental income (1)	4,700	4,107	12,757	9,763
Lease value amortization included in rental income (1)	60	(264)	137	(760)
NOI	46,418	39,297	136,039	112,218
Depreciation and amortization	(10,653)	(8,485)	(30,442)	(22,445)
Acquisition related costs	(5,365)	(790)	(5,739)	(1,479)
General and administrative	(3,749)	(3,208)	(11,123)	(8,884)
Operating income	26,651	26,814	88,735	79,410
Interest expense	(3,033)	(3,232)	(10,025)	(10,484)
Gain on early extinguishment of debt	-	-	243	-
Income tax expense	(30)	(52)	(120)	(132)
Equity in earnings (loss) of an investee	38	64	59	219
Gain on sale of property	116	-	116	-
Net Income	$23,742	$23,594	$79,008	$69,013

(1)              SIR calculates NOI and Cash Basis NOI as shown above.  SIR defines NOI as income from its rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. SIR defines Cash Basis NOI as NOI excluding non cash straight line rent adjustments and lease value amortization. SIR considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SIR’s properties.  SIR uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and SIR believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods and with other REITs.  The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SIR’s properties’ results of operations. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP, and should not be considered as an alternative to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SIR does.

Select Income REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	September 30,	December 31,
	2014	2013
ASSETS
Real estate properties:
Land	$754,759	$732,509
Buildings and improvements	1,099,474	913,948
	1,854,233	1,646,457
Accumulated depreciation	(87,231)	(67,223)
	1,767,002	1,579,234

Acquired real estate leases, net	121,501	129,426
Cash and cash equivalents	14,710	20,025
Restricted cash	42	42
Rents receivable, net of allowance for doubtful accounts of $1,551 and $936, respectively	65,116	55,335
Deferred leasing costs, net	6,134	5,599
Deferred financing costs, net	3,371	4,834
Other assets	11,966	7,364
Total assets	$1,989,842	$1,801,859

LIABILITIES AND SHAREHOLDERS' EQUITY
Revolving credit facility	$65,000	$159,000
Term loan	350,000	350,000
Mortgage notes payable	18,952	27,147
Accounts payable and accrued expenses	25,440	20,655
Assumed real estate lease obligations, net	26,250	26,966
Rents collected in advance	9,993	8,637
Security deposits	10,336	8,359
Due to related parties	1,772	2,404
Total liabilities	507,743	603,168

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $.01 par value: 125,000,000 and 75,000,000 shares authorized, respectively; 59,888,823 and 49,829,541 shares issued and outstanding, respectively	599	498
Additional paid in capital	1,440,792	1,160,894
Cumulative net income	223,352	144,343
Cumulative other comprehensive income (loss)	(17)	(25)
Cumulative common distributions	(182,627)	(107,019)
Total shareholders' equity	1,482,099	1,198,691
Total liabilities and shareholders' equity	$1,989,842	$1,801,859

(END)